Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Territorial Bancorp Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2017 as filed with the Securities and Exchange Commission (the “Report”), the undersigned, Allan S. Kitagawa, Chairman of the Board, President and Chief Executive Officer of the Company,  and Melvin M. Miyamoto, Senior Vice President and Chief Financial Officer, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,  that to the best of his knowledge:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 9, 2016
/s/ Allan S. Kitagawa	Date: August 8, 2017
Allan S. Kitagawa
Chairman of the Board, President and
Chief Executive Officer

/s/ Melvin M. Miyamoto	Date: August 8, 2017
Melvin M. Miyamoto
Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Territorial Bancorp Inc. and will be retained by Territorial Bancorp Inc. and furnished to the Securities and Exchange Commission or its staff upon request.